Exhibit 3.155

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

GYNECOLOGIC ONCOLOGY ASSOCIATES, P.A.

Pursuant to §607.1007 of the Florida Statutes, Gynecologic Oncology Associates, P.A., a Florida corporation (the “Corporation”), certifies that:

(1) The original Articles of Incorporation of the Corporation were filed by the Florida Department of State on November 24, 1980.

(2) The Articles of Incorporation of the Corporation are restated as follows:

ARTICLE I

NAME

The name of the Corporation is amended to GYNECOLOGIC ONCOLOGY ASSOCIATES, INC.

ARTICLE II

DURATION

This Corporation shall continue its existence perpetually.

ARTICLE III

PURPOSE

This Corporation is organized for the purpose of transacting any and all lawful business under the laws of the State of Florida

ARTICLE IV

PRINCIPAL OFFICE AND MAILING ADDRESS

The street address of the principal office and the mailing address of the corporation is: 1295 N.W. 14 Street, Suite H, Miami, Florida, 33125.

ARTICLE V

CAPITAL STOCK

This Corporation is authorized to issue 6,000 shares of $1.00 par value common stock, which shall be designated “Common Shares.”

ARTICLE VI

REGISTERED OFFICE AND AGENT

The street address of the Registered Office of this Corporation is 4651 Sheridan Street, Suite 400, Hollywood, Florida, 33021, and the name of the Registered Agent of this Corporation at that address is Jay A. Martus, Esq.

ARTICLE VII

POWERS

This corporation shall have all of the corporate powers enumerated in the Florida Business Corporation Act.

ARTICLE VIII

AMENDMENT

This Corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation, or any amendment to them, and any rights conferred upon the shareholders are subject to this reservation.

These Restated Articles of Incorporation were adopted by the Board of Directors of this corporation on March 6, 1998. The Shareholders unanimously approved this amendment on March 6, 1998.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 6th day of March, 1998.

/s/ Staffan R. B. Nordqvist, M.D.
STAFFAN R. B. NORDQVIST, M.D., President

CERTIFICATE DESIGNATING REGISTERED OFFICE

FOR SERVICE OF PROCESS

WITHIN THE STATE OF FLORIDA, NAMING REGISTERED AGENT

UPON WHOM PROCESS MAY BE SERVED

IN COMPLIANCE WITH SECTIONS 607.0501 AND 48.091, FLORIDA STATUTES, THE FOLLOWING IS SUBMITTED:

THAT GYNECOLOGIC ONCOLOGY ASSOCIATES, INC., DESIRING TO ORGANIZE OR QUALIFY UNDER THE LAWS OF THE STATE OF FLORIDA, HAS NAMED JAY A. MARTUS, ESQ., LOCATED AT 4651 SHERIDAN STREET, SUITE 400, HOLLYWOOD, BROWARD COUNTY, FLORIDA, 33021, ITS REGISTERED AGENT TO ACCEPT SERVICE OF PROCESS WITHIN THE STATE OF FLORIDA.

/s/ Staffan R.B. Nordqvist

President
TITLE

March 6, 1998
DATE

HAVING BEEN NAMED TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY AGREE TO ACT IN THE CAPACITY OF REGISTERED AGENT, AND I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATIVE TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES.

/s/ Jay A. Martus, Esq.
Jay A. Martus, Esq.

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